UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 22, 2012

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

On February 22, 2012, Tom P.H. Adams resigned as President and Chief Executive Officer of Rosetta Stone Inc. (the “Company”).  Effective February 22, 2012, the Board of Directors of the Company (the “Board”) appointed Mr. Adams Non-Executive Chairman of the Board, replacing Laurence Franklin in that position.  The Board has determined that, in connection with his service as the Non-Executive Chairman of the Board, Mr. Adams shall be entitled to the Company’s standard non-executive officer director compensation and an additional $15,000 annual cash retainer.

On February 22, 2012, the Board promoted Chief Financial Officer Stephen M. Swad, age 50, to President and Chief Executive Officer.

Prior to his appointment as President and Chief Executive Officer, Mr. Swad served as Chief Financial Officer of the Company since November 2010. Prior to joining the Company, Mr. Swad served as the Executive Vice President and Chief Financial Officer of Comverse Technologies, Inc., from May 2009 to October 2010. From May 2007 to August 2008, he served as Executive Vice President and Chief Financial Officer of Federal National Mortgage Association (Fannie Mae). Mr. Swad previously served as Executive Vice President and Chief Financial Officer of AOL LLC from February 2003 to February 2007. He has also held various senior financial management positions with Time Warner and its subsidiaries. Mr. Swad, a former partner of KPMG LLP, has also served as a Deputy Chief Accountant at the U.S. Securities and Exchange Commission.

In connection with Mr. Swad’s appointment as President and Chief Executive Officer, the Board increased Mr. Swad’s base salary to $500,000 and his target annual bonus to 100% of his base salary.  The Board also awarded Mr. Swad 48,500 shares of restricted common stock and 125,000 stock options issues pursuant to the Company’s 2009 Omnibus Incentive Plan.

The Board increased the size of the Board to ten members and appointed Mr. Swad to fill the newly created directorship.  Mr. Swad was assigned to Class I of Rosetta Stone’s classified board.  The next election of Class I directors will be at the 2013 annual meeting of Rosetta Stone’s stockholders.

Pursuant to the transition plan previously disclosed in a Current Report on Form 8-K, dated October 12, 2011, Mr. Adams continued to serve as President and Chief Executive Officer during the transition period from October 12, 2011, until his successor was identified on February 22, 2012. In connection with the transition and as previously disclosed in the Current Report on Form 8-K dated October 12, 2011, all existing unvested stock options of the Company held by Mr. Adams will continue to vest after he becomes a non-employee Director.  Mr. Adams is also eligible to receive a $575,000 transition bonus and those benefits under his employment agreement with the Company to which he would be entitled if his employment has been terminated without “cause” (as such term is defined in Mr. Adams’ employment agreement).

Item 8.01  Other Events.

On February 22, 2012, the Board appointed Patrick W. Gross to serve in the newly-established position of Lead Director.  Mr. Gross has served on the Company’s Board since February 2006 and is presently a member of the Board’s audit committee and corporate governance and nominating committee.  The Board has determined that, in connection with his service as the Lead Director, Mr. Gross shall be entitled to receive additional compensation of $47,500 for the next six months in the form of either cash or restricted stock units at Mr. Gross’ election.

On February 22, 2012, the Board appointed Mr. Franklin Chairman of the Audit Committee, replacing Mr. Gross in that position.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 23, 2012

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 23, 2012.